UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2025

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-284566

Maryland	86-3123526
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

660 Steamboat Road
1st Floor
Greenwich, CT	06830
(Address of principal executive offices)	(Zip code)

(475) 465-0056
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Dealer Manager Agreement

On February 14, 2025, the Securities and Exchange Commission (the “SEC”) declared StratCap Digital Infrastructure REIT, Inc.’s (the “Company”) registration statement on Form S-11 (File No. 333-284566) effective (the “Offering”). In the Offering, the Company is offering up to $500 million in shares of common stock in a primary offering on a best efforts basis and $75 million in shares of common stock to be issued pursued to a distribution reinvestment plan.

In connection with the Offering, on February 18, 2025, the Company and StratCap Securities, LLC (the “Dealer Manager”), an affiliate of StratCap Digital Infrastructure Advisors II, LLC, the Company’s external advisor (the “advisor”), entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”), pursuant to which the Dealer Manager was designated as the dealer manager for the Offering.

Under the Dealer Manager Agreement, the Company has agreed to pay the Dealer Manager (i) (a) with respect to the Class T shares, a selling commission in the amount of up to 3.0% of the transaction price of the Class T shares sold in the primary offering, plus a dealer manager fee in the amount of up to 0.5% of the transaction price of the Class T shares sold in the primary offering, (b) with respect to Class S shares, a selling commission in the amount of up to 3.5% of the transaction price of the Class S shares sold in the primary offering, and (c) with respect to the Class D shares, a selling commission in the amount of up to 1.5% of the transaction price of the Class D shares sold in the primary offering, and (ii) (a) with respect to the Class T shares, a distribution fee in an annual amount equal to 0.85% of the aggregate net asset value (“NAV”) of the outstanding Class T shares, consisting of an investment professional stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum; however, with respect to the Class T shares sold through certain participating broker-dealers, the investment professional stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such share, (b) with respect to the Class S shares, a distribution fee in an annual amount equal to 0.85% of the aggregate NAV of the outstanding Class S shares, and (c) with respect to the Class D Shares, a distribution fee in an annual amount equal to 0.25% of the aggregate NAV of the outstanding Class D Shares.

The Company will cease paying the stockholder servicing fee with respect to any Class D share, Class S share, or Class T share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between the dealer manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under the Company’s distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to shares issued under the Company’s distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class D share, Class S share or Class T share (including any fractional share) will convert into a number of Class I shares with an equivalent aggregate NAV as such share.

In addition, the Company will cease paying the stockholder servicing fee on the Class D shares, the Class S shares and the Class T shares on the earlier to occur of the following: (i) a listing of any class of the Company’s common stock (in which case the shares would convert into shares of the applicable listed class of common stock upon such listing or such later date not to exceed twelve months from the date of listing as approved by the Company’s board of directors), (ii) the Company’s merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets (in which case the Class D shares, Class S shares, or Class T shares would convert into Class I shares) or (iii) the date following the completion of the primary portion of the Offering on which the Company, with the assistance of the Dealer Manager, determine that underwriting compensation from all sources in connection with the Offering, including upfront selling commissions, dealer manager fees, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from the Offering (in which case the Class D shares, Class S shares and Class T shares would convert into Class I shares).

No dealer manager fees will be paid to the Dealer Manager with respect to the sale of Class D shares, and no selling commissions or dealer manager fees will be paid to the Dealer Manager with respect to the sale of Class I Shares or with respect to any shares sold pursuant to the Company’s distribution reinvestment plan. No stockholder servicing fees will be paid to the Dealer Manager with respect to Class I Shares. The Dealer Manager Agreement provides that the stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

Pursuant to the Dealer Manager Agreement, and the form Participating Broker Dealer Agreement (the “Form of Participating Broker Dealer Agreement”) to be entered into with certain broker-dealers and the Dealer Manager, the Company has agreed to indemnify the Dealer Manager and participating broker dealers and the Dealer Manager and participating broker dealers have agreed to severally indemnify the Company, its officers and its directors against certain damages, claims and liabilities in connection with the Offering, including those arising under the Securities Act of 1933, as amended. The Dealer Manager Agreement may be terminated by any party (i) immediately upon notice to the other parties in the event that the non-terminating party shall have failed to comply with any of the material provisions of the Dealer Manager Agreement or (b) on 60 days’ written notice.

The preceding summary of the Dealer Manager Agreement and Form of Participating Broker Dealer Agreement do not purport to be complete and are qualified in their entirety by reference to the Dealer Manager Agreement and Form of Participating Broker Dealer Agreement, copies of which are filed herewith as Exhibits 1.1 and 1.2, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	Dealer Manager Agreement, dated as of February 18, 2025, by and between StratCap Digital Infrastructure REIT, Inc. and StratCap Securities, LLC
1.2	Form of Participating Broker Dealer Agreement (included as Exhibit A to Exhibit 1.1 attached hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StratCap Digital Infrastructure REIT, Inc.

February 18, 2025	By:	/s/ Abarna Meecham
Name: Abarna Meecham
Title: Interim Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)